UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

Service Air Group Inc.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-30329	22-3719171
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

5455 Airport Road South, Richmond, B.C. Canada V7B 1B5
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (604) 722-2147

Item 3.02. Unregistered Sales of Equity Securities

Between January 31 to March 21, 2006, we closed a private placement consisting of 98,000 shares of our common stock, for the price of US$1.00 per share resulting in gross proceeds of US$98,000. 100% of the proceeds was invested into our operating Company, Service Air Group Inc. (Canada) to expand its ground fleet (capital/operating leases of Trucks). The securities were issued to 26 “non-US persons” in reliance on the exemptions provided for by Regulation S promulgated under the United States Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Service Air Group Inc.

By: /s/ Mohammad Sultan
Mohammad Sultan
CFO

Dated: April 24, 2006